Form of Amendment No. 1 to the Securities Lending Agency Agreement.


TCW Galileo Funds, Inc. and Investors Bank & Trust Company hereby agree to amend the Securities Lending Agency Agreement ("Agreement") entered into by the parties. This amendment shall be effective December 1, 2001.

All other terms and conditions of the Agreement will remain in full force and effect, including the existing provisions of Schedule A and any amendments thereof.

                                   Schedule A


                                      Fund
                        TCW Galileo Diversified Value Fund
                        TCW Galileo Opportunity Fund
                        TCW Galileo Income + Growth Fund

IN WITNESS WHEREOF, the parties have agreed to and executed this amendment to the Agreement effective December 1, 2001.


Attest                                          TCW Galileo Funds, Inc.


-------------------------------                 ----------------------------
By:----------------------------                 Marc I. Stern
Title:-------------------------                 Chairman



                                                ----------------------------
                                                Alvin R. Albe, Jr.
                                                President


Attest                                          Investors Bank & Trust Company


----------------------------                    By:----------------------------
By:-------------------------

Title:----------------------                    Title:-------------------------